                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       CADUS PHARMACEUTICAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       CADUS PHARMACEUTICAL CORPORATION
   ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:
-------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        CADUS PHARMACEUTICAL CORPORATION
                            777 Saw Mill River Road
                         Tarrytown, New York 10591-6705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on June 19, 1997

To the Stockholders of Cadus Pharmaceutical Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the 'Meeting') of Cadus Pharmaceutical Corporation (the 'Company') will be held on Thursday, June 19, 1997, at the offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705, at 9:30 a.m. local time.

     The Meeting will be held for the following purposes:

          1. To elect twelve directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

          2. To consider and act upon a proposal to approve an amendment to the Cadus Pharmaceutical Corporation 1996 Incentive Plan (the 'Plan') that: (a) increases the maximum number of shares of common stock, $.01 par value per share (the 'Common Stock'), that may be the subject of awards under the Plan by 500,000 shares, and (b) provides that directors of the Company will be eligible to receive awards under the Plan.

          3. To ratify the previous grant of stock options to purchase an aggregate of 108,000 shares of Common Stock to certain non-employee directors of the Company.

          4. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

     The Board of Directors of the Company fixed the close of business on May 12, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on May 12, 1997 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

     Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

Tarrytown, New York
May 16, 1997

                                          By Order of the Board of Directors

                                          James S. Rielly
                                          Secretary

                        CADUS PHARMACEUTICAL CORPORATION
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591
                                 (914) 345-3344

                -----------------------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
               -------------------------------------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the 'Board') of Cadus Pharmaceutical Corporation (the 'Company'), to be used at the Annual Meeting of Stockholders of the Company (the 'Meeting') to be held on Thursday, June 19, 1997, at 9:30 a.m. local time, at the offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York, 10591-6705, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the 'Common Stock'), on or about May 16, 1997.

     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of twelve directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; (ii) the approval of an amendment to the Company's 1996 Incentive Plan (the 'Plan') that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000 and provides that directors of the Company will be eligible to receive awards under the Plan;
(iii) the ratification of the previous grant of stock options to purchase an aggregate of 108,000 shares of Common Stock to certain non-employee directors of the Company; and (iv) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.

                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of shares of Common Stock at the close of business on May 12, 1997 (the 'Record Date') are entitled to vote at the Meeting. As of the Record Date, 12,155,357 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. The other proposals being presented at the Meeting require the approval of a majority of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.


     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director, for approval of the amendment to the Plan that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000 and provides that directors of the Company will be eligible to receive awards under the Plan, and for the ratification of the previous grant of stock options to purchase an aggregate of 108,000 shares of Common Stock to certain non-employee directors of the Company, as listed in this Proxy Statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The executive officers and directors of the Company as a group own or may be deemed to control approximately 64.95% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his or her intent to vote all shares of Common Stock owned or controlled by him or her in favor of each item set forth herein.

     The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 14, 1997, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer (as defined below under 'EXECUTIVE COMPENSATION-Summary Compensation') and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the 'Commission') or upon information provided by such persons to the Company.


                                                                      NUMBER OF SHARES
                                                                      AMOUNT AND NATURE       PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OF BENEFICIAL OWNERSHIP            OWNED(2)
----------------------------------------------------------------   -----------------------    -------------------------
Carl C. Icahn** ................................................          3,361,216(3)                  27.73%
  767 Fifth Avenue
  New York, New York 10153

Bristol-Myers Squibb ...........................................          2,061,673                     17.01%
  P.O. Box 4000
  South 206 and Province Line Road
  Princeton, New Jersey 08543-4000

Physica B.V. ...................................................          1,599,942                     13.20%
  C.J. van Houtenlaan 36
  1381 CP Weesp
  The Netherlands

International Biotechnology Trust plc ..........................            850,000(4)                   7.01%
  c/o Rothschild Asset Management Limited
  Five Arrows House
  St. Swithins Lane
  London EC4N 8NR
  United Kingdom

                                                                      NUMBER OF SHARES
                                                                      AMOUNT AND NATURE       PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OF BENEFICIAL OWNERSHIP            OWNED(2)
----------------------------------------------------------------   -----------------------    -------------------------
The Global Health Sciences Fund ................................            729,395(5)                   6.02%
  c/o INVESCO Trust Company
  7800 East Union Avenue, Suite 800
  Denver, Colorado 80237

Jeremy M. Levin, D.Phil., MB.BCHIR**............................            315,071(6)                   2.53%

Philip N. Sussman...............................................             33,334(7)                     *

David R. Webb, Ph.D.............................................             16,666(8)                     *

Arlindo L. Castelhano, Ph.D.....................................              3,333(9)                     *

James S. Rielly.................................................              3,534(10)                    *


Theodore Altman**...............................................                 --                        --

Harold First**..................................................              8,334                        *

Peter S. Liebert, M.D.**........................................              8,334                        *

Robert J. Mitchell**............................................                 --                        --

Lawrence D. Muschek, Ph.D**.....................................          1,599,942(11)                 13.20%

Mark H. Rachesky, M.D.**........................................            190,683                      1.57%

Leon E. Rosenberg, M.D.**.......................................          2,061,673(12)                 17.01%

Nicole Vitullo**................................................            850,000(13)                  7.01%

Samuel D. Waksal, Ph.D**........................................              8,334                        *

Jack G. Wasserman**.............................................                 --                        --

All executive officers and directors as a group (16 persons)....          8,460,454(14)                 67.72%

------------------
  * Less than one percent
 ** Nominee for election to the Board

 (1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 777 Old Saw Mill River Road, Tarrytown, NY 10591-6705. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of April 14, 1997, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

 (3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership. Mr. Icahn is the sole shareholder of the sole general partner of High River Limited Partnership.

 (4) Consists of 850,000 shares of Common Stock held by the International Biotechnology Trust plc ('IBT'). Rothschild Asset Management acts as the investment manager to IBT and therefore may be deemed to share beneficial ownership of these shares.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (5) Consists of 729,395 shares of Common Stock held by The Global Health Sciences Fund. INVESCO Trust Company acts as the investment adviser to The Global Health Sciences Fund and therefore may be deemed to share beneficial ownership of these shares.

 (6) Consists of 315,071 shares of Common Stock which Dr. Levin currently has the right to acquire upon the exercise of stock options.

 (7) Consists of 33,334 shares of Common Stock which Mr. Sussman currently has the right to acquire upon the exercise of stock options.

 (8) Consists of 16,666 shares of Common Stock which Dr. Webb currently has the right to acquire upon the exercise of stock options.

 (9) Consists of 3,333 shares of Common Stock which Dr. Castelhano currently has the right to acquire upon the exercise of stock options.

(10) Includes 3,334 shares of Common Stock which Mr. Rielly currently has the right to acquire upon the exercise of stock options.

(11) Consists of 1,599,942 shares of Common Stock held by Physica B.V., an indirect wholly-owned subsidiary of Solvay S.A. Dr. Muschek is the Senior Vice President for Research and Development of the Human Health Division of Solvay S.A. Dr. Muschek may be deemed the beneficial owner of the 1,599,942 shares of Common Stock held by Physica B.V., but disclaims such beneficial ownership.

(12) Consists of 2,061,673 shares of Common Stock held by Bristol-Myers Squibb. Dr. Rosenberg is Senior Vice President of Scientific Affairs of Bristol-Myers Squibb. Dr. Rosenberg may be deemed the beneficial owner of the 2,061,673 shares of Common Stock held by Bristol-Myers Squibb, but disclaims such beneficial ownership.

(13) Consists of 850,000 shares of Common Stock held by IBT. Ms. Vitullo is Senior Vice President of Rothschild Asset Management Ltd., the investment manager for IBT. Ms. Vitullo may be deemed the beneficial owner of the 850,000 shares of Common Stock held by IBT, but disclaims such beneficial ownership.

(14) Includes (a) 368,405 shares of Common Stock issuable upon exercise of options, (b) 2,061,673 shares of Common Stock held by Bristol-Myers Squibb,
     (c) 1,599,942 shares of Common Stock held by Physica B.V., and (d) 850,000 shares of Common Stock held by IBT. See footnotes (3), (6), (7), (8), (9),
     (10), (11), (12) and (13).

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted 'FOR' the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

Jeremy M. Levin                      Lawrence D. Muschek
Carl C. Icahn                        Mark H. Rachesky
Theodore Altman                      Leon E. Rosenberg
Harold First                         Nicole Vitullo
Peter S. Liebert                     Samuel D. Waksal
Robert J. Mitchell                   Jack G. Wasserman

     Information about the foregoing nominees is set forth under 'MANAGEMENT' below.

     THE BOARD RECOMMENDS THAT YOU VOTE 'FOR' THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board held seven meetings in 1996. Each director other than Mark H. Rachesky (during the period in which each such director served) attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

     The Board has two committees, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or any committee performing a similar function. The Audit Committee is composed of Harold First, Robert J. Mitchell and Samuel D. Waksal. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1996. The Company's Compensation Committee is composed of Harold First and Jack G. Wasserman. The duties of this committee are to recommend to the Board remuneration for officers of the Company and to determine the number, issuances and types of options and/or stock appreciation rights pursuant to the Company's 1996 Incentive Plan. The Compensation Committee

held four meetings in 1996.

     The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended.

                                   PROPOSAL 2
                 AMENDMENT TO THE COMPANY'S 1996 INCENTIVE PLAN

GENERAL

     The Cadus Pharmaceutical Corporation 1996 Incentive Plan (the 'Plan') was adopted by the Board and approved by the stockholders of the Company in May 1996, prior to the Company's initial public offering of Common Stock in July 1996. On December 12, 1996, the Board amended the Plan to, among other things,

(i) increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000, from 333,334 shares to 833,334 shares and (ii) provide that directors of the Company will be eligible to receive awards under the Plan. Pursuant to the Plan, the above-described amendments require stockholder approval. The material features of the Plan as currently in effect are described in 'Description of the Plan as Currently in Effect' below.

REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

     Increase in Number of Shares. As of December 15, 1996, only 13,470 shares of Common Stock remained available for future awards under the Plan, without giving effect to the proposed amendment. One purpose of the proposal to increase by 500,000 shares the aggregate number of shares of Common Stock that may be issued under the Plan is to continue the Plan. If the proposal is adopted, the employees of the Company and other persons who are eligible to participate in the Plan could receive more benefits under the Plan than they could if the proposal is not adopted. The Board believes that the continued availability of awards under the Plan will help to attract, motivate and retain employees and other persons who contribute to the Company.

     Directors as Eligible Participants. Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), provides certain exemptions from the operation of Section 16(b) of the Exchange Act, the 'short-swing profits rule.' Recent amendments to Rule 16b-3 permit the grant of stock options under the Plan to any and all directors without jeopardizing the applicability of Rule 16b-3. Accordingly, the Board has proposed to amend the Plan to provide that directors of the Company will be eligible to receive awards under the Plan. If the proposal is adopted, directors will be able to receive awards under the Plan, while they will not be able to receive awards under the Plan if the proposal is not adopted. The Board believes that the ability to grant stock options to directors of the Company, thereby providing them with the opportunity to acquire an equity investment in the Company, will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified persons to serve as directors of the Company.

NEW PLAN BENEFITS

     The Board and the Compensation Committee each has the discretion to determine the awards, if any, to be granted to any eligible person under the Plan. Accordingly, the awards that will be granted to any individual is not determinable. The following table sets forth, as of April 14, 1997, (a) the options granted under the Plan, subject to stockholder approval of the proposal to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan, to each Named Executive Officer, all current executive officers as a group, all current non-executive officer directors as a group and all non-executive officer employees as a group; and (b) the per share exercise price of such options:

                                                                                      SECURITIES
                                                                                      UNDERLYING       EXERCISE PRICE
NAME OF INDIVIDUAL OR GROUP                                                         OPTIONS GRANTED      ($/SHARE)
---------------------------------------------------------------------------------   ---------------    --------------
Jeremy M. Levin .................................................................        25,000             6.625(1)
  President and Chief Executive Officer                                                 200,000            13.375(1)
                                                                                        100,000             20.00(2)

Philip N. Sussman ...............................................................        25,000             6.625(1)
  Vice President of Corporate Development

David R. Webb ...................................................................         --                   --
  Vice President of Research and Chief Scientific Officer


                                       6




Arlindo L. Castelhano, Ph.D.  ...................................................         --                   --
  Executive Director of Chemistry

James S. Rielly .................................................................         --                    --
  Director of Finance, Controller, Treasurer and Secretary

   All current executive officers as a group (5 persons).........................       350,000            14.304(3)

   All current non-executive officer directors as a group (11 persons)...........         --                    --

   All non-executive officer employees as a group (85 persons)...................         --                    --

------------------

(1) The exercise price of the option represents the last reported sale price of the Common Stock on the date the option was granted, as quoted on the Nasdaq National Market.

(2) The exercise price of the option is $6.625 higher than the last reported sale price of the Common Stock on the date the option was granted, as quoted on the Nasdaq National Market.

(3) $14.304 represents the average exercise price of such options.

DESCRIPTION OF THE PLAN AS CURRENTLY IN EFFECT

     Shares Subject to the Plan. The maximum number of shares of Common Stock that may be the subject of awards under the Plan is 333,334. In December 1996, the Board amended the Plan, subject to approval by the stockholders of the Company, to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000, from 333,334 to 833,334 (plus any shares that are the subject of canceled or forfeited awards).

     Administration. The Plan is administered by the Board and the Compensation Committee, which have the power and authority under the Plan to determine which of the Company's employees and consultants will receive awards, the time or times at which awards will be made, the nature and amount of the awards, the exercise or purchase price, if any, of such awards, and such other terms and conditions applicable to awards as it determines to be appropriate or advisable.

     Type of Stock Options. Stock options granted under the Plan may be either non-qualified stock options or options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The term of incentive stock options granted under the Plan cannot extend beyond ten years from the date of grant (or five years in the case of a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant).

     Share Awards. Shares of Common Stock may either be awarded or sold under the Plan and may be issued or sold with or without vesting and other restrictions, as determined by the Compensation Committee or the Board.

     Vesting. Under the Plan, the Board or Compensation Committee may establish with respect to each option or share awarded or sold such vesting provisions as it determines to be appropriate or advisable. Unvested options will automatically terminate within a specified period of time following the termination of the holder's relationship with the Company and in no event beyond the expiration of the term. The Company may either repurchase unvested shares of Common Stock at their original purchase price upon the termination of the holder's relationship with the Company or cause the forfeiture of such shares, as determined by the Compensation Committee or the Board. All options granted and shares sold under the Plan to employees of the Company may, in the discretion of the Board or the Compensation Committee, become fully vested upon the occurrence of certain corporate transactions if the holders thereof are terminated in connection therewith.

     Exercise Price. The exercise price of options granted and the purchase price of shares sold under the Plan are determined by the Compensation Committee or the Board, but may not, in the case of incentive stock options, be less than the fair market value of the Common Stock on the date of grant (or, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, 110% of such fair market value), as determined by the Compensation Committee or the Board.

     Participation. Awards may be granted to employees of and consultants to the Company. In December 1996, the Board amended the Plan, subject to approval by the stockholders of the Company, to permit the grant of awards to directors of the Company. As of April 14, 1997, there were 90 employees and 11 non-employee directors of, and 10 consultants to, the Company.

     Stock Appreciation Rights. The Board or the Compensation Committee may also grant, in combination with non-qualified stock options and incentive stock options, stock appreciation rights ('Tandem SARs'), or may grant Tandem SARs as an addition to outstanding non-qualified stock options. A Tandem SAR permits the participant, in lieu of exercising the corresponding option, to elect to receive any appreciation in the value of the shares subject to such option directly from the Company in shares of Common Stock. The amount payable by the Company upon the exercise of a Tandem SAR is measured by the difference between the market value of such shares at the time of exercise and the option exercise price. Generally, Tandem SARs may be exercised at any time after the underlying option vests. Upon the exercise of a Tandem SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a Tandem SAR is attached, the Tandem SAR may no longer be exercised to the extent that the corresponding option has been exercised. Nontandem stock appreciation rights ('Nontandem SARs') may also be awarded by the Compensation Committee or the Board. A Nontandem SAR permits the participant to elect to receive from the Company that number of shares of Common Stock having an aggregate market value equal to the excess of the market value of the shares covered by the Nontandem SAR on the date of exercise over the aggregate base price of such shares as determined by the Compensation Committee or the Board. With respect to both Tandem and Nontandem SARs, the Compensation Committee or the Board may determine to cause the Company to settle its obligations arising out of the exercise of such rights in cash or a combination of cash and shares, in lieu of issuing shares only.

     Tax Offset Payments. Under the Plan, the Compensation Committee or the Board may also award tax offset payments to assist employees in paying income taxes incurred as a result of their participation in the Plan. The amount of the tax offset payments will be determined by applying a percentage established from time to time by the Compensation Committee or the Board to all or a portion of the taxable income recognizable by the employee upon: (i) the exercise of a non-qualified stock option or an SAR; (ii) the disposition of shares received upon exercise of an incentive stock option; (iii) the lapse of restrictions on restricted shares; or (iv) the award of unrestricted shares.

     Antidilution. The number and class of shares available under the Plan may be adjusted by the Compensation Committee or the Board to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any award, the Compensation Committee or the Board may provide that the number and class of shares issuable in connection with such award be adjusted in certain circumstances to prevent dilution or enlargement of rights.

     Amendment and Termination. The Board may suspend, amend, modify or terminate the Plan. However, the Company's stockholders must approve any amendment that would (i) materially increase the aggregate number of shares issuable under the Plan, (ii) materially increase the benefits accruing to employees under the Plan or (iii) materially modify the requirements for eligibility to participate in the Plan. Awards made prior to the termination of the Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of an employee or consultant in awards previously granted without such employee's or consultant's consent.

     As of April 14, 1997, an aggregate of 656,472 shares of Common Stock were subject to outstanding stock options granted under the Plan, including the 350,000 shares of Common Stock subject to outstanding stock options granted under the Plan to two officers, subject to approval of the amendment to the Plan to increase the maximum number of shares of Common Stock that may be the subject of awards under the Plan. As of April 14, 1997, stock options to purchase 27,501 shares were exercisable at $6.625 per share. The last sale price of the Common Stock reported on the Nasdaq National Market on April 14, 1997 was $10.125 per share.

     In February 1997, the Company registered the shares issuable upon exercise of stock options granted or which may be granted under the Plan, as amended to increase the maximum number of shares that may be the subject of awards under the Plan to 833,334, pursuant to a registration statement on Form S-8.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE PLAN

     Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (i.e., an option other than an incentive stock option, which is described below), regardless of whether it includes an SAR. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of an SAR, the recipient of such award will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or an SAR, any appreciation after the date of exercise should qualify as capital gain.

     Upon the exercise of a non-statutory stock option or an SAR, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied.

     Incentive Stock Options. The incentive stock options under the Plan are intended to constitute 'incentive stock options' within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of an incentive stock option and the Company is not entitled to a tax deduction by reason of such a grant. No federal income tax is imposed on the optionee upon the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted and within the one-year period beginning on the date the option was exercised (collectively, the 'holding period'). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the exercise of the option or the disposition of the underlying shares. However, the difference between the fair market value of the shares on the date of exercise of an incentive stock option and the exercise price generally must be included in the optionee's alternative minimum taxable income.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less than the fair market value of the shares at the time of exercise) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Section 162(m) of the Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as 'performance-based' is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options and SARs granted under the Plan should qualify as performance-based compensation and, accordingly, the Company's deduction for such compensation should not be limited by Section 162(m).

     The Plan is not qualified under Section 401(a) of the Code.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of at least a majority of the outstanding shares of Common Stock present at the meeting or by proxy is required for approval of the amendment to the Plan that increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000 from 333,334 shares to 833,334 shares and provides that directors will be eligible to receive awards under the Plan. If the amendment is not approved, the amendment will not become effective, conditional options granted to two officers of the Company will not become exercisable, and the Company will not be able to grant stock options to directors under the Plan.

     THE BOARD RECOMMENDS THAT YOU VOTE 'FOR' THE AMENDMENT TO THE CADUS PHARMACEUTICAL CORPORATION 1996 INCENTIVE PLAN THAT INCREASES THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT OF AWARDS UNDER THE PLAN BY 500,000 FROM 333,334 SHARES TO 833,334 SHARES AND THAT PROVIDES THAT DIRECTORS WILL BE ELIGIBLE TO RECEIVE AWARDS UNDER THE PLAN.

                                   PROPOSAL 3
                             GRANT OF STOCK OPTIONS

GENERAL

     On November 15, 1996, the Company granted to each of ten non-employee directors then in office (Theodore Altman, Harold First, Carl C. Icahn, Peter Liebert, Robert J. Mitchell, Mark H. Rachesky, William A. Scott, Thomas Shenk, Samuel D. Waksal and Jack G. Wasserman) non-qualified stock options to purchase 12,000 shares of Common Stock at an exercise price of $6.75 per share, pursuant to stock option agreements with each such director. The stock option granted to Thomas Shenk has terminated. Accordingly, the Board is submitting for ratification by the stockholders the grant of stock options to the nine remaining persons set forth above to acquire an aggregate of 108,000 shares of Common Stock. The material features of the Stock Option Agreements are described in 'Description of Stock Option Agreements' below.


REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL

     The stock options were granted in consideration for services rendered by the non-employee directors, in recognition of the greater responsibilities of serving as a director of a public company and as incentive for the continuation of such services to the Company. The Board is submitting to the stockholders for ratification the grant of stock options to the aforementioned nine persons to acquire an aggregate of 108,000 shares of Common Stock. Such stockholder ratification is necessary in order to list on the Nasdaq National Market the Common Stock issuable upon the exercise of such stock options.

DESCRIPTION OF STOCK OPTION AGREEMENTS

     Exercise Price, Vesting and Expiration. The exercise price of the stock options is $6.75 per share. Each stock option vests in four cumulative annual installments of 3,000 shares commencing on November 15, 1997. Each stock option may be exercised as to all or a portion of the vested shares, at any time until the close of business on November 14, 2006.

     Termination of Stock Options. The stock options terminate (a) immediately if the director voluntarily ceases serving as director or is removed as a director for cause, (b) five years from the date the director ceases to serve as a director due to death or disability and (c) four years from the date the director ceases to serve as a director by reason of not being reelected or being removed without cause. Notwithstanding the foregoing, the Compensation Committee has the authority to accelerate the vesting schedule and/or extend the termination date and the time for exercise of all or any part of such stock options in any such event. None of the foregoing, however, can extend the exercisability of the stock options beyond the close of business on November 14, 2006.

     Non-Transferability. The stock option is not transferable by the director other than by will or the laws of descent and distribution.

     Adjustment of Shares. If any change is made in the Common Stock due to, among other things, a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, subdivision or combination of shares, or exchange of shares, such adjustments or substitutions will be made by the Board to the shares issuable upon exercise of the stock options, as the Board determines is appropriate and equitable to prevent dilution or enlargement of the director's rights under the Stock Option Agreement.

     Lock-Up Agreement. If requested by the Company or an underwriter of Common Stock or other securities of the Company, the director will agree not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, any shares held by him or which he has the right to acquire during the 180-day period following the effective date of a registration statement of the Company, or such shorter period as such underwriter shall permit.


     Registration. In February 1997, the Company registered the shares issuable upon exercise of stock options granted under the Stock Option Agreements pursuant to a registration statement on Form S-8.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE PLAN

     The stock options granted under the Stock Option Agreements are non-qualified options. The income tax consequences to the optionees and the Company from the grant and exercise of non-qualified stock options and from the disposition of the underlying shares is described in PROPOSAL 2-AMENDMENT TO THE COMPANY'S 1996 INCENTIVE PLAN-United States Federal Income Tax Aspects of the Plan.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of at least a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote is required to ratify the grant of the non-employee director stock options.

     THE BOARD RECOMMENDS THAT YOU VOTE 'FOR' RATIFICATION OF THE GRANT OF THE NON-EMPLOYEE DIRECTOR STOCK OPTIONS TO PURCHASE AN AGGREGATE OF 108,000 SHARES OF COMMON STOCK.

                                   MANAGEMENT

     Information with respect to the executive officers, directors, key employees and consultants of the Company as of April 14, 1997 is set forth below:

NAME                                               AGE   POSITION
------------------------------------------------   ---   ------------------------------------------------
Jeremy M. Levin, D.Phil., MB.BCHIR**............   43    Chief Executive Officer, President and Chairman
                                                           of the Board

David R. Webb, Ph.D.............................   52    Vice President of Research and Chief Scientific
                                                           Officer

Philip N. Sussman...............................   45    Vice President of Corporate Development

Arlindo L. Castelhano, Ph.D.....................   43    Executive Director of Chemistry

James R. Broach, Ph.D...........................   49    Director of Research

John C. Cambier, Ph.D...........................   48    Director of Immunology

Gary L. Johnson, Ph.D...........................   47    Director of Cell Biology

Algis Anilionis, Ph.D...........................   46    Director of Intellectual Property

James S. Rielly.................................   33    Director of Finance, Controller, Treasurer and
                                                           Secretary

Jennifer LaVin..................................   31    Director of Corporate Communications & Business
                                                           Strategy

O. Prem Das.....................................   43    Director of Business Development

Carl C. Icahn**.................................   61    Director

Theodore Altman**...............................   55    Director

Harold First (1)(2)**...........................   60    Director

Peter S. Liebert, M.D.**........................   61    Director

Robert J. Mitchell (2)**........................   50    Director

Lawrence D. Muschek, Ph.D.**....................   53    Director

Mark H. Rachesky, M.D.**........................   38    Director

Leon E. Rosenberg, M.D.**.......................   64    Director


Nicole Vitullo**................................   39    Director

Samuel D. Waksal, Ph.D. (2)**...................   49    Director

Jack G. Wasserman (1)**.........................   60    Director

------------------
** Nominee for election to the Board

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Jeremy M. Levin, D.Phil., MB.BCHIR, Chief Executive Officer, President and Chairman of the Board, joined the Company in December 1992 as its Chief Executive Officer and became a Director in January 1993. In May 1995, Dr. Levin became a Co-Chairman of the Board and in May 1996, Dr. Levin became Chairman of the Board of the Company. From December 1990 to December 1992, Dr. Levin was Vice President of Corporate Development for Genzyme Corp.'s majority-owned subsidiary, IG Laboratories, Inc., a public laboratory testing company. Prior to that Dr. Levin served in a number of positions at biotechnology companies and at major teaching hospitals in Europe. Dr. Levin is a member of the Board of Physiome Sciences, Inc., a private biotechnology company. Dr. Levin holds a D.Phil. in Molecular Biology from the University of Oxford and an MB.BCHIR from University of Cambridge.

     David R. Webb, Ph.D., Vice President of Research and Chief Scientific Officer, joined the Company in such capacities in July 1995. From January 1987 to July 1995, Dr. Webb was a Distinguished Scientist at Syntex Inc., a public pharmaceutical company, in the Department of Molecular Immunology. From April 1990 to January 1995, Dr. Webb was also Director of Syntex Inc.'s Institute of Immunology and Biological Sciences. Prior to that Dr. Webb was a member of the Department of Cell Biology at the Roche Institute of Molecular Biology. From January 1989 to the present, Dr. Webb has also been a Consulting Professor of Cancer Biology at Stanford University. Dr. Webb holds a Ph.D. in Microbiology from Rutgers University and an M.A. and a B.A. in Biology from California State University at Fullerton.

     Philip N. Sussman, Vice President of Corporate Development, joined the Company in such capacity in September 1993. From December 1990 to September 1993, Mr. Sussman was Director of Strategy and Business Development for the Pharmaceuticals Division of Ciba-Geigy Corporation, a public pharmaceutical company. Mr. Sussman holds an S.M. in Finance from the Sloan School of Management at the Massachusetts Institute of Technology and a B.S. in Physics from the State University of New York at Stony Brook.

     Arlindo L. Castelhano, Ph.D., has been Executive Director of Chemistry of the Company since June 1996 and Director of Chemistry from September 1995 to June 1996. He was a scientist at Syntex Inc., a public pharmaceutical company, from 1982 to 1995 and served as Principal Scientist from 1993 to 1995. He received his Ph.D. in Chemistry from McMaster University and his B.A. from University of Toronto.

     James R. Broach, Ph.D., a scientific founder of the Company and inventor of the Company's yeast-based drug discovery technology, has been Director of Research of the Company since its inception. He is and has been since 1984 a Professor at Princeton University in the Department of Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

     John C. Camber, Ph.D., inventor of certain of the Company's signal transduction technologies, has been Director of Immunology of the Company since November 1994. He is Chief of the Division of Basic Sciences in the Department of Pediatrics at the National Jewish Center for Immunology and Respiratory Medicine. Dr. Camber is also Professor of Immunology at the University of Colorado Health Sciences Center. He is internationally known for his work on transmembrane signal transduction, especially antigen and immunoglobulin Fc receptors. Dr. Camber conducted his postdoctoral training at the University of Texas Southwestern Medical School, completed his Ph.D. in Immunology and Virology at the University of Iowa, and received his B.S. from Southwest Missouri State University.

     Gary L. Johnson, Ph.D., inventor of certain of the Company's signal transduction technologies, has been Director of Cell Biology of the Company since November 1994. He is Director of the Program in Molecular Signal Transduction at the National Jewish Center for Immunology and Respiratory Medicine. He is also Professor of Pharmacology at the University of Colorado School of Medicine and a Senior Member of its Cancer Center where he serves on the executive board. Dr. Johnson's research focuses on receptor activation of G proteins and the integration of signal transduction pathways regulated by G proteins and tyrosine kinases. He received his Ph.D. in Pharmacology from the University of Colorado and his B.S. from California State University.

     Algis Anilionis, Ph.D., has been Director of Intellectual Property of the Company since November 1994. He was Patent Manager at Oncogene Science Inc., a public biotechnology company, from 1991 to 1994 and Manager of Molecular Biology and Genetics Research at Praxis Biologics, Inc. (now known as Lederle/Praxis, a division of American Home Products), a public vaccine manufacturer and research and development company, from 1986 to 1991. Dr. Anilionis has nine issued U.S. patents and four granted European patents. He is a registered Patent Agent. He received his Ph.D. in Molecular Biology from Edinburgh University and a B.A. Hons. degree from University of Oxford.


     James S. Rielly, Director of Finance, Controller, Treasurer and Secretary, joined the Company in September 1992 as its Controller, became its Treasurer and Secretary in September 1993 and became its Director of Finance in February 1996. From November 1989 to September 1992, Mr. Rielly was the Controller and Treasurer of Baring Brothers & Co., Inc., an investment banking firm. Mr. Rielly is a certified public accountant and holds a B.S.B.A. from Bucknell University.

     Jennifer LaVin, Director of Corporate Communications & Business Strategy, joined the Company in September 1996. From December 1992 to September 1996, Ms. LaVin was an equity analyst and Assistant Vice President at Merrill Lynch & Co., Inc. focusing on the pharmaceutical industry. Prior to that, she was an internal consultant and served in diversified research positions at biotechnology and pharmaceutical companies. Ms. LaVin received her MBA from Columbia Business School and her B.A. in Biochemistry from the University of Pennsylvania.

     O. Prem Das., Ph.D., Director of Business Development, joined the Company in September 1996. Dr. Das was President of Heartland BioTechnologies, Inc. from May 1995 to September 1996, and its Vice President from April 1994 to May 1995. From April 1994 to September 1996, he was also Director of Research at Heartland. Prior to that, Dr. Das completed several postdoctoral fellowships in biochemistry, molecular biology and genetics at Rutgers University, the University of Minnesota and Georgetown University. Dr. Das received his Ph.D. in Biological Chemistry from MIT, an M.Sc. from the Indian Institute of Technology and a B.Sc. from Loyola College, Madras University.

     Carl C. Icahn became a director of the Company in July 1993. He was a Co-Chairman of the Board from May 1995 to May 1996. Mr. Icahn has been Chairman of the Board and Chief Executive Officer of ACF Industries Incorporated, a privately-held railcar leasing and manufacturing company, since 1984, ACF Industries Holding Corp., a privately-held holding company for ACF Industries Incorporated since August 1993, and, since 1968, Icahn & Co., Inc., a registered broker-dealer and until 1995 a member firm of the New York Stock Exchange, Inc. Since November 1990, Mr. Icahn has been Chief Executive Officer and Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. From before 1990, Mr. Icahn has been Chief Executive Officer and Chairman of the Board of Starfire Holding Corporation, a privately-held holding company. From before 1991 to January 1993, Mr. Icahn was Chief Executive Officer and Chairman of the Board of Trans World Airlines, Inc., a public airline company. Mr. Icahn was the Chief Executive Officer and Chairman of the Board of Trans World Airlines, Inc. when it filed for reorganization under Chapter 11 of the United States Bankruptcy Code, as amended, in January 1992. Mr. Icahn received his B.A. from Princeton University.

     Theodore Altman became a director of the Company in May 1996. For the past five years, Mr. Altman has been a senior partner in the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein, concentrating his areas of practice in securities law and litigation. Mr. Altman received a B.A. from Bucknell University and an LL.B. from New York University.

     Harold First became a director of the Company in April 1995. Mr. First has been since January 1993 an independent financial consultant. He has been a director of Tel-Save Holdings, Inc., a public long-distance telephone service company, since September 1995. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately-held holding company, and related entities. He was a director of Trump Taj Mahal Realty Corp., a privately-held real estate company, from October 1991 until September 1996; a member of the Supervisory Board of Memorex Telex N.V., a public technology company, from February 1992 until February 1997; a director of Trans World Airlines, Inc., a public airline company, from December 1990 through January 1993; a director of ACF Industries, Inc., a privately-held railcar leasing and manufacturing company, from February 1991 through December 1992; and Vice Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate, from March 1991 through December 1992. Mr. First was a director of Trans World Airlines, Inc. when it filed for reorganization under Chapter 11 of the United States Bankruptcy Code, as amended, in January 1992. He is a certified public accountant and holds a B.S. from Brooklyn College.

     Peter S. Liebert, M.D., became a director of the Company in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with Babies Hospital of Columbia Presbyterian. He is also Clinical Associate Professor of Surgery, College of Physicians and Surgeons, Columbia University. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

     Robert J. Mitchell became a director of the Company in May 1996. Mr. Mitchell has been Senior Vice President-Finance of ACF Industries Incorporated since March 1995 and was Treasurer of ACF Industries Incorporated from December 1984 to March 1995. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holdings Inc. since August 1993 and as Vice President, Liaison Officer of Icahn & Co., Inc. since November 1984. From 1987 to January 1993, Mr. Mitchell served as Treasurer of Trans World Airlines, Inc. and was the Treasurer of Trans World Airlines, Inc. when it filed for reorganization under Chapter 11 of the United States Bankruptcy Code, as amended, in January 1992. Mr. Mitchell has been a director of National Energy Group, Inc., a public company involved in the exploration of oil and gas reserves, since August 1996.

     Lawrence D. Muschek, Ph.D., became a director of the Company in February 1996. Dr. Muschek has been the Senior Vice President for Research and Development of the Human Health Division of Solvay S.A., a public Belgian chemical and pharmaceutical company, since 1994 and has worldwide responsibilities for research and development for Solvay S.A. From April 1990 to January 1994, Dr. Muschek served as the Senior Vice President for Research and Development of Solvay Pharmaceuticals, Inc., a U.S. pharmaceutical subsidiary of Solvay S.A. Prior to joining Solvay Pharmaceuticals, Inc., Dr. Muschek spent 18 years in pharmaceutical research and development at Johnson & Johnson, a public manufacturer of health care products. Dr. Muschek conducted post-doctoral research in Pharmacology at Michigan State University and holds a Ph.D. in Biochemistry from Michigan State University and a B.Sc. from The Philadelphia

College of Pharmacy and Science.

     Mark H. Rachesky, M.D., became a director of the Company in July 1993. Since June 1996, Dr. Rachesky has been the President of MHR Fund Management, LLC, an investment manager of a distressed securities investment fund. From February 1990 until June 1996, Dr. Rachesky was employed by Icahn Holding Corporation where he initially served as a senior investment officer and, for the last three years, as its sole Managing Director and, in that capacity, acted as Carl C. Icahn's chief investment advisor. Dr. Rachesky has been a director of Samsonite Corp., a public luggage manufacturing company, since June 1993 and a director of Culligan Water Technologies, Inc., a public water purification company, since its spin-off from Samsonite Corp. in December 1995. From June 1987 to February 1990, Dr. Rachesky was employed by an affiliate of the Robert
M. Bass Group, Inc., a privately-held financial company. Dr. Rachesky received an M.D. and an M.B.A. from Stanford University and his B.S. from the University of Pennsylvania. Dr. Rachesky has agreed to tender his resignation as a director of the Company if so requested by Carl Icahn.

     Leon E. Rosenberg, M.D., became a Director of the Company in March 1997. Dr. Rosenberg has been Senior Vice President, Scientific Affairs of Bristol-Myers Squibb Company since January 1997. From September 1991 to January 1997, Dr. Rosenberg was President of Bristol-Myers Squibb Pharmaceutical Research Institute. From July 1984 to September 1991, he served as Dean of the Yale University School of Medicine. Dr. Rosenberg currently serves on the Boards of Directors of Somatix Therapy Corporation, SEQ, Ltd., EntreMed, Inc., and Research!America. He received both his M.D. and his B.A. from the University of Wisconsin.

     Nicole Vitullo became a director of the Company in January 1997. Ms. Vitullo has been Senior Vice President of Rothschild International Asset Management since November 1996 and Vice President thereof from November 1992 until November 1996. From July 1991 to November 1992, Ms. Vitullo served as Director of

Corporate Communications and Investor Relations at Cephalon, Inc., a public biotechnology company. From June 1979 to July 1991, she held various positions at Eastman Kodak, including Manager of Venture Capital Development of the Healthcare Group. Ms. Vitullo serves as a director of Cytel Corporation, Anergen, Inc. and Corvas International, public biotechnology companies. Ms. Vitullo received her MBA from the University of Rochester's William E. Simon School of Business and her B.S. in Mathematics/Statistics from the University of Rochester.

     Samuel D. Waksal, Ph.D., a founder of the Company, has been a director of the Company since its inception and was a Co-Chairman of the Board from May 1995 to May 1996. Dr. Waksal was Chief Executive Officer of the Company from June 1992 to December 1992 and was its Chairman of the Board from June 1992 to May 1995. Dr. Waksal has been the Chief Executive Officer and a director of ImClone Systems Incorporated, a public biotechnology company, since 1985. Dr. Waksal is a member of the Board of Somatix Therapy Corporation, a public biotechnology company. Dr. Waksal received his Ph.D. in Immunology from Ohio State University College of Medicine.

     Jack G. Wasserman became a director of the Company in May 1996. For the past five years, Mr. Wasserman has been a senior partner in Wasserman, Schneider & Babb, a New York law firm which concentrates its practice in legal matters relating to international trade. Mr. Wasserman is a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University and a Diploma from the Johns Hopkins University School of Advanced International Studies.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 1996, 1995 and 1994, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (collectively, the 'Named Executive Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                       ------------
                                                            ANNUAL COMPENSATION         SECURITIES
                                                          ------------------------      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR     SALARY ($)     BONUS ($)     OPTIONS (#)      COMPENSATION
---------------------------------------------    ----     ----------     ---------     ------------     ------------
Jeremy M. Levin .............................    1996       225,000        45,000          25,000                --
  President and Chief Executive Officer          1995       175,260        65,000              --                --
                                                 1994       163,333        35,000         101,737                --

Philip N. Sussman ...........................    1996       149,375            --          65,000                --
  Vice President of Corporate                    1995       110,260        70,000          33,334                --
  Development                                    1994       103,333        40,000              --                --

David R. Webb ...............................    1996       175,000        17,500          17,500                --
  Vice President of Research and Chief           1995        94,868(1)     30,000          66,667           128,021(2)
  Scientific Officer                             1994            --            --              --                --

Arlindo L. Castelhano, Ph.D.  ...............    1996       105,833        15,000          11,666                --
  Executive Director of Chemistry                1995            --            --              --                --
                                                 1994            --            --              --                --

James S. Rielly .............................    1996       100,846        15,000          16,666                --
  Director of Finance, Controller,               1995            --            --              --                --
  Treasurer and Secretary                        1994            --            --              --                --

------------------
(1) Dr. Webb joined the Company in June 1995 and receives a salary at the rate of $175,000 per annum.

(2) All Other Compensation includes: (i) $121,754 of relocation expenses, (ii) $5,880 in healthcare premiums and reimbursements paid by the Company and
    (iii) $387 in short term and long'term disability premiums and life insurance premiums paid by the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Dr. Jeremy M. Levin--Dr. Levin is employed as Chief Executive Officer under a two-year employment agreement with the Company entered into effective as of December 12, 1995. Pursuant to his agreement, Dr. Levin receives a minimum annual base salary of $225,000, is guaranteed an annual bonus equal to 20% of his base salary, and is eligible to receive an additional annual bonus at the discretion of the Compensation Committee. If the Company terminates Dr. Levin's employment without 'cause,' as defined in his employment agreement, or if the Company fails to renew his employment agreement upon terms acceptable to him and Dr. Levin terminates his employment with the Company after December 12, 1997, the Company will pay to Dr. Levin a lump sum severance payment equal to one year's base salary then in effect and guaranteed bonus and all unvested stock options issued to him will immediately vest as of the date of termination. If Dr. Levin's employment with the Company is terminated under certain circumstances in connection with a 'change in control' (as defined in the employment agreement), the Company will pay to Dr. Levin a lump sum severance payment equal to one year's base salary then in effect and guaranteed bonus and all unvested stock options issued to him will immediately vest as of the date of termination.

     Philip N. Sussman--Mr. Sussman is an employee at will but has a severance agreement with the Company which provides that if he is terminated without cause
(i) the Company will continue to pay him his then salary and provide him with medical benefits until the earlier of twelve months from the date of termination or his commencement of comparable new employment with another company and (ii) all unvested stock options issued to him will immediately vest as of the date of termination.

     Dr. David R. Webb--Dr. Webb is an employee at will but has a severance agreement with the Company which provides that if he is terminated without cause he will receive severance equal to (i) one year's salary if such termination is within twelve months of commencement, (ii) 9 months' salary if such termination is after 12 months but before the 25th month after commencement, (iii) 6 months' salary if such termination is after 24 months but before the 37th month after commencement, or (iv) whatever is deemed appropriate for other officers of the Company at the time of termination if such termination is more than 36 months after commencement.

     James S. Rielly--Mr. Rielly is an employee at will but has a severance agreement with the Company which provides that if he is terminated without cause the Company will continue to pay him his then salary and provide him with medical benefits until the earlier of six months from the date of termination or his commencement of new employment.


OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                    --------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                                    PERCENT OF                                   AT ASSUMED ANNUAL RATES
                                                      TOTAL                                          OF STOCK PRICE
                                    SECURITIES       OPTIONS                                    APPRECIATION FOR OPTION
                                    UNDERLYING      GRANTED TO      EXERCISE                            TERMS ($)
                                      OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION    ------------------------
NAME                                GRANTED (#)    FISCAL YEAR      ($/SHARE)        DATE           5%          10%
---------------------------------   -----------    ------------    -----------    ----------    ----------   -----------
Jeremy M. Levin..................      25,000           6.88          6.625        12/18/06       104,161      263,964
Philip N. Sussman................      25,000           6.88          6.625        12/18/06       104,161      263,964
                                       40,000          11.01          6.625        12/13/06       166,657      422,342
David R. Webb....................      17,500           4.82          6.625        12/13/06        72,912      184,775
Arlindo L. Castelhano............      11,666           3.21          6.625        12/13/06        48,606      123,176
James S. Rielly..................      16,666           4.59          6.625        12/13/06        69,438      175,969

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 1996, by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                 SHARES         AGGREGATE          DECEMBER 31, 1996 (#)         DECEMBER 31, 1996 ($) (1)
                               ACQUIRED ON        VALUE         ----------------------------    ----------------------------
NAME                            EXERCISE       REALIZED ($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   -----------    --------------    -----------    -------------    -----------    -------------
Jeremy M. Levin.............         --              --           281,159          58,912         2,052,269       298,987
Philip N. Sussman...........         --              --            33,334          98,334           227,420       328,380
David R. Webb...............         --              --            16,666          67,501           108,329       362,194
Arlindo L. Castelhano.......         --              --             3,333          21,667            21,665        89,797
James S. Rielly.............         --              --             8,334          21,666            57,788        61,165

------------------
(1) Based on the difference between the closing price of the underlying shares of Common Stock on December 31, 1996 as reported by the Nasdaq National Market ($8.75) and the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is composed of Harold First and Jack
G. Wasserman. Neither Mr. First nor Mr. Wasserman is or was an officer or employee of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Introduction

     The Compensation Committee of the Board is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

  Philosophy

     The Company's executive compensation program seeks to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.


  Components of Executive Compensation

     Historically, the Company's executive employees have received cash-based and equity-based compensation.

     Cash-Based Compensation. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

     Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

  Compensation of the Chief Executive Officer

     The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers are also applicable to the Chief Executive Officer. The Chief Executive Officer's salary and cash bonus for 1996 were based on his existing employment agreement with the Company. The stock option to purchase 25,000 shares of Common Stock granted to the Chief Executive Officer in December 1996 was in recognition of his significant contributions to the Company.

                                                  Harold First
                                                  Jack G. Wasserman

COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total return* for the Nasdaq U.S. Stock Market Index, the Nasdaq Pharmaceutical Index and the Company since the Company's initial public offering on July 17, 1996.

              Cadus     Nasdaq     Nasdaq Pharmaceutical Index
              -----     ------     ---------------------------
6/30/96
7/31/96      114.286    99.498       99.060
8/31/96       89.286   105.073      106.236
9/30/96       89.286   113.115      113.668

10/31/96      100.000   111.876      108.559
11/29/96       91.071   118.809      106.952
12/31/96      125.000   116.434      110.054

     Corresponding index values and the Company's Common Stock price values are given below:

                                      7/17/96     7/31/96    8/31/96    9/30/96    10/31/96    11/30/96    12/31/96
                                      --------    -------    -------    -------    --------    --------    --------
Cadus..............................   $100.000    114.286     89.286     89.286     100.000      91.071     125.000
Nasdaq.............................    100.000     99.498    105.073    113.115     111.876     118.809     116.434
Nasdaq Pharmaceutical Index........    100.000     99.060    106.236    113.668     108.559     106.952     110.054

Cadus Closing Stock Price..........   $  7.000      8.000      6.250      6.250       7.000       6.375       8.750


------------------

* $100 invested July 17, 1996 in the Company's Common Stock or in the index indicated, including reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1996, the Company contributed a $150,000 promissory note, payable on December 26, 1998, to Laurel Partners Limited Partnership ('Laurel'), a limited partnership of which Carl Icahn is the general partner, for a limited partnership interest in Laurel. In addition, the Company purchased for $160,660 a limited partnership interest in Laurel from Tortoise Corp., a corporation wholly-owned by Carl Icahn. At the time of the transactions, Laurel's assets consisted of cash and securities and Laurel had no liabilities. The percentage interest acquired by the Company in Laurel is equal to the percentage of the fair market value of Laurel's assets at the time of the transactions represented by the purchase price paid by the Company for its limited partnership interest in Laurel. Laurel's purpose is to invest, directly or indirectly, in securities of biotechnology companies. Laurel may seek to control or acquire the businesses of such companies and may invest directly or as a partner, investor or joint venturer with others. The Company has the right to require Carl Icahn to match any future investment made by the Company in Laurel up to an aggregate investment on the part of Carl Icahn of $5,000,000. This right expires on the earlier of December 31, 1999 or such time that neither Carl Icahn nor one of his affiliates is the general partner of Laurel. The Company is not required to make any additional investment in Laurel.

     In July 1996, Bristol-Myers Squibb purchased 355,000 shares of the Company's Common Stock at $7.00 per share in the Company's initial public offering. For the year ended December 31, 1996, the Company received $5 million in cash for research funding from Bristol-Myers Squibb and recorded $4 million as revenue, which constituted 61.5% of the Company's gross revenues in 1996, and $1 million as deferred revenue. Leon E. Rosenberg, a director of the Company, is the Senior Vice President of Scientific Affairs of Bristol-Myers Squibb.

     In July 1996, Physica B.V. purchased 715,000 shares of the Company's Common Stock at $7.00 per share in the Company's initial public offering. For the year ended December 31, 1996, the Company received $2.5 million in cash for research funding from Solvay Duphar, an affiliate of Physica B.V., which constituted 38.5% of the Company's gross revenues in 1996. Lawrence D. Muschek, a director of the Company, is the Senior Vice President for Research and Development of the Human Health Division of Solvay Duphar.

                              INDEPENDENT AUDITORS

     The Board selected KPMG Peat Marwick LLP as the Company's independent auditors for its fiscal year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

                   COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock (the 'Ten Percent Stockholders') to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Directors, executive officers and Ten Percent Stockholders are required to furnish the Company with copies of all such forms that they file. Based solely on the review of such forms furnished to the Company, the Company believes that during 1996, the Company's directors, executive officers and Ten Percent Stockholders complied with all applicable Section 16(a) filing requirements.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders who wish to present proposals at the 1998 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the Secretary of the Company, on or before January 15, 1998.

                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 12, 1997, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. Written requests for such report should be directed to the Investor Relations Department of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591-6705.

                                    GENERAL

     The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                          By Order of the Board of Directors

                                          JAMES S. RIELLY
                                          Secretary

Tarrytown, New York
May 16, 1997

PROXY

                        CADUS PHARMACEUTICAL CORPORATION
             777 Old Saw Mill River Road, Tarrytown, New York 10591
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

    The undersigned hereby appoints Jeremy M. Levin and/or James S. Rielly as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of
Cadus Pharmaceutical Corporation held of record by the undersigned on May 12, 1997, at the Annual Meeting of Stockholders to be
held on June 19, 1997 or at any adjournment thereof.



1.    Election of Jeremy M. Levin, Carl C. Icahn, Theodore Altman,  Harold First, Peter S. Liebert, Robert J. Mitchell, Lawrence
      D. Muschek, Mark H. Rachesky, Leon E. Rosenberg, Nicole Vitullo, Samuel D. Waksal and Jack G. Wasserman as directors.

      / / FOR all twelve nominees listed (except as marked to the contrary above)     / / WITHHOLD AUTHORITY

     (INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name in the list above.)

2.    Approval of amendment to the Cadus Pharmaceutical Corporation 1996 Incentive Plan (the 'Plan') that (a) increases the maximum number of shares of Common Stock that may be the subject of awards under the Plan by 500,000, from 333,334 shares to
      833,334 shares and (b) provides that directors will be eligible to receive awards under the Plan.

                                   / / FOR               / / AGAINST               / / ABSTAIN


3.    Ratification of the grant of stock options to nine non-employee directors to purchase an aggregate of 108,000 shares of Common
      Stock.

                                   / / FOR               / / AGAINST               / /  ABSTAIN

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the three proposals.

   Receipt of Notice of Annual Meeting and Proxy Statement dated May 16, 1997 is hereby acknowledged.

                                                Dated:____________________, 1997

                                                ________________________________
                                                           Signature:

                                                ________________________________
                                                   Signature if held jointly:

                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (214) 999-9323 or (214) 999-9348. If you have any questions, please call The Herman Group, Inc. at (800) 555-2657.